Exhibit 3.3

AMENDED AND RESTATED BYE-LAWS

OF

ST ENERGY TRANSITION I LTD.

The undersigned HEREBY CERTIFIES that the attached Amended and Restated Bye-Laws are a true copy of the Amended and Restated Bye-Laws of ST Energy Transition I Ltd. (Company) adopted by the Shareholder(s) of the Company on [date].

Secretary

BYE-LAWS OF ST ENERGY TRANSITION I LTD.

THE SEAL	46
DIVIDENDS AND OTHER PAYMENTS	47
RESERVES	48
CAPITALISATION OF PROFITS	48
RECORD DATES	49
ACCOUNTING RECORDS	50
AUDIT	50
SERVICE OF NOTICES AND OTHER DOCUMENTS	51
DESTRUCTION OF DOCUMENTS	52
UNTRACED SHAREHOLDERS	53
WINDING UP	54
INDEMNITY AND INSURANCE	54
AMALGAMATION AND MERGER	56
CONTINUATION	56
ALTERATION OF BYE-LAWS	56
BUSINESS COMBINATION	56
BUSINESS OPPORTUNITIES	59

AMENDED AND RESTATED BYE–LAWS

OF

ST ENERGY TRANSITION I LTD.

(Adopted by a Resolution dated [date] )

DEFINITIONS AND INTERPRETATION

1.	In these Bye-Laws, unless the context otherwise requires:

Affiliate	in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

Alternate Director	an alternate Director appointed to the Board as provided for in these Bye-Laws.

Applicable Law	with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental or regulatory authority (including the Companies Acts, the Exchange Act, and the rules and regulations of any Designated Stock Exchange and the Securities and Exchange commission) applicable to such person.

Auditor	the person or firm for the time being appointed as auditor of the Company.

Bermuda	the Islands of Bermuda.

Board	the Directors of the Company appointed or elected pursuant to these Bye-Laws and acting by resolution as provided for in the Companies Acts and in these Bye-Laws or the Directors present at a meeting of Directors at which there is a quorum.

Business Combination	a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company, with one or more businesses or entities (target business), which Business Combination: (a) as long as the Company’s securities are listed on the New York Stock Exchange, must occur with one or more operating businesses or assets with a fair market value equal to at least 80 per cent of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount) at the time of signing the agreement to enter into such Business Combination; and (b) must not be effectuated solely with another blank cheque company or a similar company with nominal operations.

Business Combination Bye-Law	Bye-Law 201.

Change of Control

the occurrence of any one of the following after the consummation of a Business Combination (but not in connection with such Business Combination) if any of the following occurs:

(a)   a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any of its wholly owned subsidiaries and the Company’s and its wholly-owned subsidiaries’ respective employee benefit plans, (1) has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Ordinary Shares representing more than 50% of the voting power of the Ordinary Shares and (2) has filed a Schedule TO or any schedule, form or report under the Exchange Act disclosing that an event described in clause (1) above has occurred; provided, however, that a “person” or “group” shall not be deemed a beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” or any of their affiliates until such tendered securities are accepted for purchase or exchange thereunder;

(b)   the consummation of (1) any recapitalization, reclassification or change of the outstanding Ordinary Shares (other than a change in par value or changes resulting from a subdivision or combination) as a result of which all of the outstanding Ordinary Shares would be converted into, or exchanged for, shares, other securities, or other property or assets; (2) any share exchange, consolidation merger, or amalgamation of the Company pursuant to which all of the outstanding Class A Shares shall be converted into cash, securities or other property or assets (including any combination thereof); or (3) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Company’s or its consolidated assets, taken as a whole, to any person or entity (other than one of the Company’s wholly owned subsidiaries, and other than a pledge or hypothecation of assets (but not foreclosure in respect thereof)); provided, however, that a transaction described in clauses (1) or (2) in which the holders of all classes of the Company’s ordinary equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the ordinary equity of the continuing or surviving entity immediately after such transaction insubstantially the same proportions as such ownership immediately prior to such transaction shall not be deemed to be a Change of Control pursuant to this clause (b);

(c)   the Shareholders approve any plan or proposal for the Company’s liquidation, winding-up, or dissolution (other than a liquidation, winding-up, or dissolution that shall occur contemporaneously with a transaction described in clause (b)(2) above); or

(d)   the Class A Shares cease to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Change of Control, if at least 90% of the consideration received or to be received by the holders of Ordinary Shares, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of ordinary or common shares that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or shall be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the equity interests into which Class B Shares convert.

Class A Shares	a class of shares designated as “class A ordinary shares” of par value US$0.0001 each in the capital of the Company.

Class B Shares	a class of shares designated as “class B ordinary shares” of par value US$0.0001 each in the capital of the Company.

clear days	means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect.

Companies Acts	every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company.

Company	ST Energy Transition I Ltd., an exempted company incorporated in Bermuda on 9 April 2021.

Designated Stock Exchange	any U.S. national securities exchange on which the securities of the Company are listed for trading, including the New York Stock Exchange.

Director	any person duly elected or appointed as a director of the Company, or alternate director and any person occupying the position of director of the Company by whatever name called.

Disqualified Decision	has the same meaning given in Bye-Law 128.

Electronic Record	has the same meaning as in the Electronic Transactions Act 1999.

Equity-linked Securities	securities (other than the public warrants and the private placement warrants issued in connection with the IPO) issued by the Company and/or any entities that (after giving effect to completion of the Business Combination) are subsidiaries of the Company that are directly or indirectly convertible into or exercisable Class A Shares, or for a cash settlement value in lieu thereof.

Exchange Act	the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

Founders	all Shareholders immediately prior to the consummation of the IPO.

Indemnified Person	any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company (including anyone previously acting in such capacity), and his heirs, executors and administrators, administrators, personal representatives or successors or assigns.

Independent Director	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.

Independent Financial Advisor	an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Board, qualified to perform the task for which it has been engaged.

IPO	the Company’s initial public offering of SAILSM securities pursuant to the Company’s registration statement on Form S-1 as initially filed with the Securities and Exchange Commission on November 12, 2021 (as amended).

Measurement Period	(i) the period beginning on the date of the Business Combination and ending with, and including, the first fiscal quarter following the end of the fiscal year in which the Company consummates the Initial Business Combination and (ii) each of the nine successive four fiscal-quarter periods.

Officer	a person appointed by the Board pursuant to these Bye-Laws but shall not include the Auditor.

Ordinary Shares	the Class A Shares and Class B Shares.

paid up	paid up or credited as paid up.

Price Threshold	shall initially equal $10.00 for the first Measurement Period and shall thereafter be adjusted at the beginning of each subsequent Measurement Period to be equal to the greater of (A) the Price Threshold for the immediately preceding Measurement Period and (B) the VWAP for the immediately preceding Measurement Period (in each case, as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions).

Public Shares	the Class A Shares included as part of the SAILSM securities sold in the IPO.

Redemption Notice	a notice in a form approved by the Company by which a holder of Public Shares is entitled to require the Company to redeem its Public Shares, subject to any conditions contained therein.

Redemption Price	a per share price equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the applicable Business Combination, including interest earned on the Trust Account (which interest shall be net of taxes paid or payable, if any), divided by the number of then issued Public Shares.

Register	the Register of Shareholders of the Company maintained by the Company in Bermuda.

Registered Office	the registered office for the time being of the Company in Bermuda.

Resident Representative	(if any) the individual or the company appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative.

Resolution	a resolution of the Shareholders passed in a general meeting or, where required, of a separate class or separate classes of shareholders passed in a separate general meeting or in either case adopted by resolution in writing, in accordance with the provisions of these Bye-Laws.

Seal	the common seal of the Company (if any) and includes every authorised duplicate seal.

Secretary	the secretary for the time being of the Company and any person appointed to perform any of the duties of the secretary.

Securities and Exchange Commission	the United States Securities and Exchange Commission.

share	a share in the capital of the Company and includes stock, treasury shares and a fraction of a share/stock.

Shareholder	a shareholder or member of the Company, provided that for the purposes of Bye-Laws 191 to 196 it shall also include any holder of notes, debentures or bonds issued by the Company.

Specified Place	the place, if any, specified in the notice of any meeting of the shareholders, or adjourned meeting of the shareholders, at which the chairman of the meeting shall preside.

Sponsor	Sloane Square Capital Holdings Ltd., a Bermuda exempted company limited by shares.

Subsidiary and Holding Company	have the same meanings as in section 86 of the Companies Act 1981, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere.

Tax	shall mean any tax of any kind, including any federal, state, provincial, local or foreign (non-U.S.) income, profits, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security (or similar), production, franchise, gross receipts, payroll, sales, employment, use, property, excise, value added, estimated, stamp, alternative or add-on minimum, environmental or withholding tax, and any other like duty, assessment, premium, levy or governmental charge, together with all interest, penalties and additions to tax imposed by any Taxing Authority with respect to such amounts.

Taxing Authority	shall mean any governmental entity responsible for the administration or the imposition of any Tax.

these Bye-Laws	the bye-laws of the Company in their present form.

Trust Account	the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of a private placement of warrants simultaneously with the closing date of the IPO, will be deposited.

Underwriter	means an underwriter of the IPO from time to time and any successor underwriter.

Undesignated Shares	from time to time, all authorised but unissued shares that have not been designated as a class of shares.

VWAP	per Class A Share on any trading day means the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, the market price of one Class A Share on such trading day determined, using a volume weighted average method, by an Independent Financial Advisor retained for such purpose by the Company). VWAP for a period of multiple trading days means the volume-weighted average of the respective VWAPs for the trading days in such period

1.1

For the purposes of these Bye-Laws, a corporation which is a shareholder shall be deemed to be present in person at a general meeting if, in accordance with Applicable Law, one or more of its authorised representative(s) is/are present.

1.2

For the purposes of these Bye-Laws, a corporation which is a Director shall be deemed to be present in person at a meeting of the Board if a person authorised to attend on its behalf is present, and shall be deemed to discharge its duties and carry out any actions required under these Bye-Laws and Applicable Law, including the signing and execution of documents, deeds and other instruments, if a person authorised to act on its behalf so acts.

1.3	Words importing the singular number include the plural number and vice versa.

1.4	Words importing the masculine gender include the feminine gender.

1.5	Words importing persons include any company or association or body of persons, whether corporate or unincorporated and natural persons.

1.6	Any reference to writing includes all modes of representing or reproducing words in a visible form, including in the form of an Electronic Record.

1.7	Unless the context otherwise requires, words and expressions defined in the Companies Acts bear the same meanings in these Bye-Laws.

1.8	Headings are used for convenience only and shall not affect the construction of these Bye-Laws.

1.9

A reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an Electronic Record to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.10

A reference to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an Electronic Record as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.11

A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force.

1.12	A reference to a share being “outstanding” is a reference to a share of the Company that is in issue by the Company and is not held as a treasury share.

1.13	In these Bye-Laws:

(a)	powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto;

(b)

the word Board in the context of the exercise of any power contained in these Bye-Laws includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the ease may be, to whom the power in question has been delegated;

(c)	no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and

(d)

except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-Laws or under another delegation of the powers.

REGISTERED OFFICE

2.	The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARE CAPITAL

3.

The authorised share capital of the Company at the date of adoption of these Bye-Laws is US$55,500 divided into 500,000,000 Class A Shares, 50,000,000 Class B Shares, and 5,000,000 Undesignated Shares.

4.	Class A Shares

Subject to as otherwise set forth in these Bye-Laws, the rights, privileges, restrictions and conditions attaching to the Class A Shares, as a class, are as follows:

4.1	Ranking

Other than as set forth in these Bye-Laws, the rights attaching to all shares of the Company shall rank pari passu in all respects, and the Class A Shares and Class B Shares shall vote together as a single class other than where otherwise required under Applicable Law.

4.2	Voting

The holders of the Class A Shares shall be entitled to receive notice of, to attend, and to one (1) vote per Class A Shares held, at any meeting of the shareholders of the Company (other than meetings of a class of shares of the Company other than the Class A Shares); provided that prior to the consummation of a Business Combination (and terminating upon such consummation), the holders of Class A Shares shall have no right to vote on the election, appointment, or removal of Directors.

4.3	Dividends

The holders of Class A Shares shall be entitled to receive dividends as and when declared by the Board on the Class A Shares as a class, subject to the prior satisfaction of all preferential rights to dividends attached to all other classes of shares of the Company ranking in priority to the Class A Shares in respect of dividends. Subject to the foregoing and unless specified otherwise in the rights attaching to another class of shares of the Company, the Board may declare dividends on the Class A Shares as a class at different times, in different amounts, or in exclusion to any other class of shares of the Company.

4.4	Liquidation

The holders of Class A Shares shall be entitled in the event of any liquidation, winding-up, or return of assets on a reduction of capital or otherwise, whether voluntary or involuntary, subject to prior satisfaction of all preferential rights to return of capital attached to all other classes of shares of the Company ranking in priority to the Class A Shares in respect of return of capital, to share rateably, together with the holders of shares of the Company of any other class ranking equally with the Class A Shares in respect of return of capital, in such assets of the Company as are available for distribution; provided that prior to the consummation of a Business Combination (and terminating upon such consummation), the holders of Class A Shares shall have a preferential right, ranking ahead of the Class B Shares, to receive any distributions from the Trust Account on a liquidation, winding-up, or return of assets on a reduction of capital or otherwise, whether voluntary or involuntary.

5.	Class B Shares

Subject to as otherwise set forth in these Bye-Laws, the rights, privileges, restrictions and conditions attaching to the Class B Shares, as a class, are as follows:

5.1	Ranking

Other than as set forth in these Bye-Laws, the rights attaching to all shares of the Company shall rank pari passu in all respects, and the Class A Shares and Class B Shares shall vote together as a single class other than where otherwise required under Applicable Law.

5.2	Voting

The holders of the Class B Shares shall be entitled to receive notice of, to attend, and to one (1) vote per Class B Shares held, at any meeting of the shareholders of the Company (other than meetings of a class of shares of the Company other than the Class B Shares); provided that prior to the consummation of a Business Combination (and terminating upon such consummation), the holders of Class B Shares shall (a) in the aggregate, be entitled to 20% of the voting power of the Ordinary Shares (Class B Special Voting Power), in each case, on each matter properly submitted to the shareholders on which the holders of the Ordinary Shares are entitled to vote, irrespective of the number of shares of Class B Shares then outstanding and the holder of each Class B Share shall be entitled to its pro rata portion of the Class B Special Voting Power (the Company will calculate the amount of the Class B Special Voting Power in good faith and, absent manifest error, the Company’s calculations will be final and binding on the holders of the Ordinary Shares) and (b) have the sole right to vote in respect of the election, appointment, or removal of Directors.

5.3	Dividends

The holders of Class B Shares shall be entitled to receive dividends as and when declared by the Board on the Class B Shares as a class, subject to the prior satisfaction of all preferential rights to dividends attached to all other classes of shares of the Company ranking in priority to the Class B Shares in respect of dividends. Subject to the foregoing and unless specified otherwise in the rights attaching to another class of shares of the Company, the Board may declare dividends on the Class B Shares as a class at different times, in different amounts, or in exclusion to any other class of shares of the Company.

5.4	Liquidation

The holders of Class B Shares shall be entitled in the event of any liquidation, winding-up, or return of assets on a reduction of capital or otherwise, whether voluntary or involuntary, subject to prior satisfaction of all preferential rights to return of capital attached to all other classes of shares of the Company ranking in priority to the Class B Shares in respect of return of capital, to share rateably, together with the holders of shares of the Company of any other class ranking equally with the Class B Shares in respect of return of capital, in such assets of the Company as are available for distribution.

5.5	Class B Share Conversion

(a)	On the last day of each Measurement Period (and, with respect to any Measurement Period in which the Company shall have a Change of Control or in which the Company shall liquidate, dissolve or wind up, on the business day immediately prior to such event instead of on the last day of such Measurement Period), 172,500 Class B Shares (or, 150,000 if the underwriter’s over-allotment option in the IPO (IPO Option) is not exercised) shall automatically convert, subject to adjustment as described herein, into Class A Shares (Conversion Shares), as follows:

(i)

if the sum (such sum, Total Return) of (i) the VWAP of the issued and outstanding Class A Shares for the final fiscal quarter in such measurement period and (ii) the amount per share of any dividends or distributions paid or payable to holders of the issued and outstanding Class A Shares, the record date for which is on or prior to the last day of the Measurement Period, does not exceed the Price Threshold, the number of Conversion Shares for such Measurement Period shall be 1,725 Class A Shares (or 1,500 Class A Shares if the IPO Option is not exercised);

(ii)

if the Total Return exceeds the Price Threshold but does not exceed an amount equal to 130% of the Price Threshold, then the number of Conversion Shares for such Measurement Period shall be the greater of (i) 1,725 Class A Shares (or 1,500 Class A Shares if the IPO Option is not exercised) and (ii) 20% of the difference between the Total Return and the Price Threshold, multiplied by (A) the sum (such sum (as proportionally adjusted to give effect to any share splits, share capitalizations, share combinations, share dividends, reorganizations, recapitalizations or any such similar transactions), Closing Share Count) of (x) the number of Class A Shares issued and outstanding immediately after the closing of the IPO (including any exercise of the IPO Option) and (y) if in connection with the Business Combination there are issued any Class A Shares or Equity-Linked Securities, the number of Class A Shares so issued and the maximum number of Class A Shares issuable (whether settled in shares or in cash) upon conversion or exercise of such Equity-Linked Securities, divided by (B) the Total Return; and

(iii)

if the Total Return exceeds an amount equal to 130% of the Price Threshold, then the number of Conversion Shares for such Measurement Period shall be the greater of (i) 1,725 Class A Shares (or 1,500 Class A Shares if the IPO Option is not exercised) and (ii) the sum of (x) 20% of the difference between an amount equal to 130% of the Price Threshold and the Price Threshold and (y) 30% of the difference between the Total Return and an amount equal to 130% of the Price Threshold, multiplied by (A) the Closing Share Count, divided by (B) the Total Return.

(b)

Each conversion of Class B Shares shall apply to the holders of Class B Shares on a pro rata basis and take effect as an automatic purchase of such Class B Shares by the Company in consideration of the Company issuing the corresponding Conversion Shares to the holder of the purchased Class B Shares and shall not require an instrument of transfer, but does not preclude the effectiveness of an instrument of transfer if so provided, or any other action by the applicable holder of Class B Shares. If, upon conversion of any Class B Shares, a holder would be entitled to receive a fractional interest in a Class A Share, the Company shall round down to the nearest whole number of the number of Class A Shares to be issued to such holder. Any Class B Shares so purchased will be automatically cancelled with no further action required by the Company.

(c)

The Conversion Shares shall be delivered to the holders of Class B Shares no later than the tenth day following the last day of each applicable Measurement Period. The Conversion Shares shall be delivered no later than 10:00 a.m., New York City time, on the date of issuance. The Company shall be required to publicly announce the number of Conversion Shares to be issued no less than two business days prior to issuance.

(d)

Upon a Change of Control occurring after a Business Combination (but not in connection with such Business Combination), for the Measurement Period in which the Change of Control occurs, 172,500 Class B Shares (or 150,000 Class B Shares if the IPO Option is not exercised) shall automatically convert into Conversion Shares (on the business day immediately prior to such event), as follows:

(i)

if, prior to the date of such Change of Control the Class B Shares shall have already cumulatively converted into a number of Class A Shares equal in the aggregate to at least 5% of the Closing Share Count (5% Threshold Amount), the number of Conversion Shares shall equal the greater of (1) 1,725 Class A Shares (or 1,500 Class A Shares if the IPO Option is not exercised) and (2) the number of Class A Shares that would be issuable based on the excess of the Total Return above the Price Threshold pursuant to Bye-Law 5.5(a) with such Total Return calculated based on (x) the cash purchase price of the issued and outstanding Class A Shares or (y) if the purchase price for the Class A Shares in such Change of Control is not all cash, the deemed value received in such Change of Control per share of Class A Shares, which shall be the amount of cash payable or distributable per Class A Share plus the Fair Market Value of any non-cash consideration or distribution, payable or distributable, per Class A Common share, and if the holders of Class A Shares are able to elect among different types or proportions of consideration or distributions, the amount of cash and other types of consideration or distributions in such Change of Control payable or distributable per Class A Share shall be deemed the weighted-average amount of cash and other types of consideration or distributions actually paid or distributed to holders of Class A Shares (where the Fair Market Value of any such non-cash consideration or distribution is the fair market value of such non-cash consideration or distribution at the time of signing of the definitive transaction agreement effecting such Change of Control, as determined by the Board in good faith based upon the opinion of an Independent Financial advisor), rather than the VWAP for the final fiscal quarter in the relevant Measurement Period;

(ii)

if, prior to the date of the Change of Control the Class B Shares shall have not already cumulatively converted into a number of Class A Shares equal in the aggregate to at least the 5% Threshold Amount, the number of Conversion Shares shall equal the greater of (i) the 5% Threshold Amount less any Class A Shares previously issued upon conversion of Class B Shares and (ii) the number of shares that would be issuable based on the excess of the Total Return above the Price Threshold pursuant to Bye-Law 5.5(a) with the Total Return calculated based on (x) the cash purchase price of the Class A Shares or (y) if the purchase price for the Class A Shares in such Change of Control is not all cash, the deemed value received in such Change of Control per Class A Share, which shall be the amount of cash payable or distributable per Class A Share plus the Fair Market Value of any non-cash consideration or distributions, payable or distributable, per Class A Share, and if the holders of Class A Shares are able to elect among different types or proportions of consideration or distributions, the amount of cash and other types of consideration or distributions in such Change of Control payable or distributable per Class A Share shall be deemed the weighted-average amount of cash and other types of consideration or distributions actually paid to holders of Class A Shares (where the Fair Market Value of any such non-cash consideration or distribution is the fair market value of such non-cash consideration or distribution at the time of signing of the definitive transaction agreement effecting such Change of Control, as determined by the Boarding good faith based upon an opinion of an Independent Financial Advisor), rather than the VWAP for the final fiscal quarter in the relevant Measurement Period; and

(iii)

to the extent any tranches of 172,500 Class B Shares (or 150,000 Class B Shares if the IPO Option is not exercised) remain outstanding, each such remaining tranche of 172,500 Class B Shares (or 150,000 Class B Shares if the IPO Option is not exercised) shall automatically convert into 1,725 Class A Shares (or 1,500 Class A Shares if the IPO Option is not exercised).

5.6	Class B Share Approvals

Except as otherwise required by Applicable Law or these Bye-Laws, for so long as any Class B Shares remain issued and outstanding, the Company shall not, without the prior vote or written consent of the holders of a majority of the Class B Common Shares then issued and outstanding, voting separately as a single class: (A) amend, alter or repeal any provision of these Bye-Laws, whether by merger, amalgamation, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Shares, (B) change the fiscal year of the Company, (C) increase the number of directors on the Board, (D) pay any dividends or other distributions or effect any split on any of the Company’s shares, (E) adopt any shareholder rights plan, (F)

acquire any entity or business with assets at a purchase price greater than 10% or more of the Company’s total assets measured in accordance with generally accepted accounting principles in the United States or the accounting standards then used by the Company in the preparation of its financial statements, (G) other than the Class A Shares to be issued in the IPO, issue any Class A Shares in excess of 5% of the number of Class A Shares issued and outstanding upon the consummation of the IPO or that would otherwise require a shareholder vote pursuant to the rules of the stock exchange on which the Class A Shares are then listed or (H) issue any Class B Shares.

5.7	IPO Adjustments

If the Company increases or decreases the number of Public Shares offered pursuant to the IPO, the Company shall effect a capitalization, share split, repurchase, redemption or other appropriate mechanism, as applicable, with respect to the Class B Shares issued and outstanding immediately prior to the IPO so that the number of Class B Shares equals 5% of the number of Public Shares, and references in these Bye-Laws to specific numbers of Class B Shares shall automatically be deemed proportionally adjusted. Notwithstanding anything to the contrary contained herein, if the foregoing adjustments would increase the number of Class B Shares, such adjustments may be waived by the written consent or agreement of holders of a majority of the Class B Shares then issued and outstanding consenting or agreeing separately as a single class in the manner provided in Bye-Law 5.6.

5.8	Tax

Any payment made under or in respect of the Class B Shares shall be made without withholding or deduction of, or in respect of, any Tax unless required by law. If any such withholding or deduction of Tax is required by law, the Company will not be obliged to gross-up or top-up the payment such that the amount received by the holder of Class B Shares is equal to the amount the holder of the Class B Shares would have received without any such withholding or deduction.

6.	Undesignated Shares

6.1	The Undesignated Shares shall be at the disposal of the Board in its sole discretion, subject to the following and to these Bye-Laws generally (including Bye-Law 7 in particular):

(a)

prior to the allotment or issuance of any Undesignated Share, the Board must designate the applicable Undesignated Shares as a class of share (whether new or existing, from time to time), and, if such class is new, the Board may name and designate such class in such manner as it deems appropriate to reflect the particular rights, privileges, conditions, and restrictions attached to that class, which may differ in all or any respects from any other class of shares;

(b)	each new class of which an Undesignated Share will be designated shall have attached to it such preferred, qualified or other rights, privileges and conditions and shall be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into classes of shares, voting, or otherwise, as the Board may determine at the time of such designation, provided that, the Board shall not attach to any new class of shares any rights, privileges, conditions, or restrictions which would alter or abrogate any of the rights attached to any other class of shares for the time being in issue without compliance with Bye-Law 13 and Applicable Law, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such class of shares; and

(c)

the particular rights, privileges, conditions, and restrictions attached to any new class of which an Undesignated Share will be designated shall be recorded in a resolution of the Board. The Board may, by further resolution at any time before the allotment of any Undesignated Share which has been designated as a class of share, amend, in any way, such particular rights, privileges, conditions, and restrictions (provided that, if any shares of such class are in issue, such amendment will be subject to Bye-Law 13 and Applicable Law), or vary or revoke such designation. A copy of any such resolution or amending resolution for the time being in force shall be annexed as an appendix to (but shall not form part of) these Bye-Laws.

6.2	The Undesignated Shares do not constitute a separate class of shares and no shares may be issued, or if in issue, re-designated, as Undesignated Shares.

7.	Without limiting the foregoing and subject to Applicable Law, the Company may issue preference shares (including any preference shares created pursuant to Bye-Law 5.8) which:

(a)	are liable to be redeemed on the happening of a specified event or events or on a given date or dates and/or;

(b)	are liable to be redeemed at the option of the Company and/or, if authorised by the Memorandum of Association of the Company, at the option of the holder.

8.

The terms and manner of the redemption of any redeemable shares created pursuant to Bye-Law 5.8 shall be as the Board may by resolution determine before the allotment of such shares and the terms and manner of redemption of any other redeemable preference shares shall be either:

(a)	as the Shareholders may by Resolution determine; or

(b)

insofar as the Shareholders do not by any Resolution determine, as the Board may by resolution determine, in either case, before the allotment of such shares. A copy of any such Resolution or resolution of the Board for the time being in force shall be attached as an appendix to (but shall not form part of) these Bye-Laws.

9.

The terms of any redeemable preference shares (including any redeemable preference shares created pursuant to Bye-Law 5.8) may provide for the whole or any part of the amount due on redemption to be paid or satisfied otherwise than in cash, to the extent permitted by Applicable Law.

10.

Subject to the foregoing and to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

11.

The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of Applicable Law. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by Applicable Law.

12.

The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of Applicable Law. The whole or any part of the amount payable on any such acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by Applicable Law. The Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of Applicable Law and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in Applicable Law.

MODIFICATION OF RIGHTS

13.

Subject to Applicable Law and as otherwise stated in these Bye-Laws, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five per cent (75%) of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two (2) or more persons holding or representing by proxy the majority of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

14.

For the purposes of this Bye-Law, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights attaching to any class of shares for the time being shall not be deemed to be altered by:

(a)	the creation or issue of further shares ranking pari passu with them;

(b)	the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

(c)	the purchase or redemption by the Company of any of its own shares.

SHARES

15.

Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

16.

The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or other securities in the Company on such terms as the Board may from time to time determine.

17.

The Company may issue units of securities in the Company, which may be comprised of whole or fractional shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or other securities in the Company, upon such terms as the Board may from time to time determine.

18.

Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

19.

The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of Applicable Law, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

20.

Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

21.

Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

CERTIFICATES

22.

No share certificates shall be issued by the Company unless, in respect of a class of shares, the Board has either for all or for some holders of such shares (who may be determined in such manner as the Board thinks fit) determined that the holder of such shares may be entitled to share certificates. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

23.

If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

24.

All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, or may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on, any certificate ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

25.

Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with Applicable Law, as the case may be, and the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with Applicable Law.

LIEN

26.

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

27.

The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

28.

The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale. For giving effect to any such sale, the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

29.

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company’s registers as held either jointly or solely by any Shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Shareholder and whether in consequence of:

(a)	the death of such Shareholder;

(b)	the non-payment of any income tax or other tax by such Shareholder;

(c)	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or

(d)	any other act or thing;

(e)

in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(f)	the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

(g)

the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company’s registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Shareholder under or in consequence of any such law together with interest at the rate of fifteen percent (15%) per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

(h)

the Company may recover as a debt due from such Shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

(i)

the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any shares by any such Shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company, until such excess is paid to the Company.

30.

Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Shareholder as aforesaid, his estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

31.

The Board may from time to time make calls upon the Shareholders (for the avoidance of doubt excluding the Company in respect of any nil or partly paid shares held by the Company as treasury shares) in respect of any monies unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

32.	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

33.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

34.

If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

35.

Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

36.	The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

FORFEITURE OF SHARES

37.

If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

38.

The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

39.

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

40.

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

41.

A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

42.

A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

43.

An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF SHAREHOLDERS

44.

The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by Applicable Law. Subject to the provisions of Applicable Law, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers. The Board may authorise any share on the Register to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with Applicable Law.

45.

The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to Applicable Law. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by Applicable Law between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines) on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 21.

REGISTER OF DIRECTORS AND OFFICERS

46.

The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by Applicable Law. The register of Directors and Officers shall be open to inspection in the manner prescribed by Applicable Law between 10:00 a.m. and 12:00 noon in Bermuda on every working day.

TRANSFER OF SHARES

47.

Subject to Applicable Law and to such of the exceptions and restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

48.

The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

(a)

the instrument of transfer is duly stamped (if required by law) and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

(b)	the instrument of transfer is in respect of only one class of share,

(c)	the instrument of transfer is in favour of less than five (5) persons jointly; and

(d)

it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

49.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

50.	If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

51.

A fee, if any, to be determined by the Board shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share, (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

52.

Notwithstanding anything to the contrary in these Bye-Laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and requirements of such exchange.

TRANSMISSION OF SHARES

53.

In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

54.

Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

55.

A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

56.	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

INCREASE OF CAPITAL

57.	The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

58.

The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of Applicable Law) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

59.	The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

ALTERATION OF CAPITAL

60.	The Board may from time to time, without the sanction of Resolution:

(a)	pursuant Bye-Law 5.8, divide the Company’s shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(b)	consolidate and divide all or any of the Company’s share capital into shares of larger par value than its existing shares;

(c)

sub-divide the Company’s shares or any of them into shares of smaller par value than is fixed by the Company’s memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(d)	make provision for the issue and allotment of shares which do not carry any voting rights.

61.	The Company may from time to time by Resolution:

(a)

cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(b)	change the currency denomination of its share capital.

62.

Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

63.

Subject to Applicable Law and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

REDUCTION OF CAPITAL

64.

Subject to Applicable Law, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium account in any manner.

65.

In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS AND RESOLUTIONS IN WRITING

66.

Save and to the extent that the Company elects to dispense with the holding of one or more of its annual general meetings in the manner permitted by Applicable Law, the Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of Applicable Law at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when requisitioned by shareholders pursuant to the provisions of Applicable Law, convene general meetings other than annual general meetings, which shall be called special general meetings, at such time and place as the Board may appoint.

67.

Except in the case of the removal of Auditors or Directors, anything which may be done by resolution of the Shareholders in general meeting or by resolution of any class of Shareholders in a separate general meeting may be done by resolution in writing, signed by the Shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent the majority of votes that would be required if the resolution had been voted on at a meeting of the Shareholders. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of Applicable Law) by its representative on behalf of such Shareholder, in as many counterparts as may be necessary.

68.

Notice of any resolution in writing to be made under this Bye-Law shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under this Bye-Law to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner that is required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

69.

The accidental omission to give notice, in accordance with this Bye-Law, of a resolution in writing to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the passing of the resolution in writing.

70.

For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution in writing is signed by, or on behalf of, the Shareholder who establishes the majority of votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Bye-Law, a reference to such date.

71.

A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of Applicable Law and these Bye-Laws.

NOTICE OF GENERAL MEETINGS

72.

A general meeting shall be called by not less than 10, and not more than 60, clear days’ notice in writing. The notice shall specify the place, day and time of the meeting, (including any satellite meeting place arranged for the purposes of Bye-Laws 76 to 80) and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to each Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

73.

The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

74.

A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

75.

The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law.

GENERAL MEETINGS AT MORE THAN ONE PLACE

76.	The provisions of this Bye-Law shall apply if any general meeting is convened at or adjourned to more than one place.

77.

The notice of any meeting or adjourned meeting may specify the Specified Place and the Board shall make arrangements for simultaneous attendance and participation in a satellite meeting at other places (whether adjoining the Specified Place or in a different and separate place or places altogether or otherwise) by Shareholders. The Shareholders present at any such satellite meeting place in person or by proxy and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that Shareholders attending at all the meeting places are able to:

(a)

communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by use of microphones, loud-speakers, audio-visual or other communications equipment or facilities; and

(b)	have access to all documents which are required by Applicable Law and these Bye-Laws to be made available at the meeting.

78.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the Specified Place. If it appears to the chairman of the general meeting that the facilities at the Specified Place or any satellite meeting place are or become inadequate for the purposes referred to above, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.

79.

The Board may from time to time make such arrangements for the purpose of controlling the level of attendance at any such satellite meeting (whether involving the issue of tickets or the imposition of some means of selection or otherwise) as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them, provided that a Shareholder who is not entitled to attend, in person or by proxy, at any particular place shall be entitled so to attend at one of the other places and the entitlement of any Shareholder so to attend the meeting or adjourned meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting or adjourned meeting stated to apply to the meeting.

80.	If a meeting is adjourned to more than one place, notice of the adjourned meeting shall be given in the manner required by Bye-Laws 72 to 75.

PROCEEDINGS AT GENERAL MEETINGS

81.

In accordance with Applicable Law, a general meeting may be held with only one individual present provided that the requirement for a quorum is satisfied. No business shall be transacted at any general meeting unless a quorum is present at the time that the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as herein otherwise provided, at least two (2) Shareholders present in person or by proxy representing at least 50% of the issued and outstanding shares (or class thereof) entitled to vote at such meeting shall be a quorum; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

82.

If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and if at the adjourned meeting a quorum is not present within half an hour form the time appointed for the meeting to commence, the Shareholders present in person or by proxy at such time shall constitute a quorum.

83.

A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as to permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. If it appears to the chairman of a general meeting that the Specified Place is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the chairman is satisfied that adequate facilities are available, whether at the Specified Place or elsewhere, to ensure that each such person who is unable to be accommodated at the Specified Place is able to communicate simultaneously and instantaneously with the persons present at the Specified Place, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities.

84.	Subject to Applicable Law, a resolution may only be put to a vote at a general meeting of the Company or of any class of Shareholders if:

(a)	it is proposed by or at the direction of the Board; or

(b)	it is proposed at the direction of the Court; or

(c)	it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in accordance with, the relevant provisions of Applicable Law; or

(d)	the chairman of the meeting in his absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

85.

No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

86.

If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

87.

The Resident Representative, if any, upon giving the notice referred to in Bye-Law 72 above, shall be entitled to attend any general meeting of the Company and each Director shall be entitled to attend and speak at any general meeting of the Company.

88.

The chairman (if any) of the Board shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is unwilling to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall elect one of their number to be chairman.

89.

The chairman may, with the consent by resolution of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time (or sine die) and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. In addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or sine die) if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the Board. When a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Board. When a meeting is adjourned for three (3) months or more or for an indefinite period, at least 10, and not more than 60, clear days’ notice shall be given of the adjourned meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

VOTING

90.	Save where a greater majority is required by Applicable Law or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

91.

Subject to Bye-Law 174 and to any rights or restrictions attached to any class of shares, at any meeting of the Company, each Shareholder present in person shall be entitled to vote on any question to be decided on a show of hands and each Shareholder present in person or by proxy shall be entitled on a poll to vote for each share held by him.

92.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of Electronic Records, unless (before or on the declaration of the result of the show of hands or count of votes received as Electronic Records or on the withdrawal of any other demand for a poll) a poll is demanded by:

(a)	the chairman of the meeting; or

(b)	at least three (3) Shareholders present in person or represented by proxy; or

(c)

any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

(d)

a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands or count of votes received as Electronic Records declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other Shareholder entitled may demand a poll.

93.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as Electronic Records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

94.	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

95.

A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct and he may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

96.

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

97.	On a poll, votes may be cast either personally or by proxy.

98.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

99.

In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as Electronic Records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

100.

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

101.

A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

102.

No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

103.	If:

(a)	any objection shall be raised to the qualification of any voter; or,

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or,

(c)	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

104.

A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some only of his shares at any general meeting (including an adjourned meeting). A proxy need not be a Shareholder. The instrument appointing a proxy shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its Seal or executed by an officer, attorney or other person authorised to sign the same.

105.

A Shareholder which is a corporation may, by written authorisation, appoint any person (or two (2) or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the Company which he represents as that corporation could exercise if it were an individual Shareholder and the Shareholder shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it.

106.

Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

107.

Notwithstanding Bye-Law 91, a Shareholder may appoint a proxy which may be irrevocable in accordance with its terms and the holder thereof shall be the only person entitled to vote the relevant shares at any meeting of the shareholders at which such holder is present. Notice of the appointment of any such proxy shall be given to the Company at its Registered Office, and shall include the name, address, telephone number and electronic mail address of the proxy holder. The Company shall give to the proxy holder notice of all meetings of Shareholders of the Company and shall be obliged to recognise the holder of such proxy until such time as the holder notifies the Company in writing that the proxy is no longer in force.

108.

Subject to Bye-Laws 106 and 107, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a resolution in writing, in any document sent therewith) within such period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a resolution in writing, prior to the effective date of the resolution in writing and in default the instrument of proxy or authorisation shall not be treated as valid.

109.	Subject to Bye-Laws 91 and 92, the 94 decision of the chairman of any general meeting as to the validity of any appointments of a proxy shall be final.

110.

Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any resolution in writing forms of instruments of proxy or authorisation for use at that meeting or in connection with that resolution in writing. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a resolution in writing or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutates mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

111.

A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any resolution in writing at which the instrument of proxy or authorisation is used.

112.

Subject to Applicable Law, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign resolutions in writing.

APPOINTMENT AND REMOVAL OF DIRECTORS

113.

The number of Directors shall be not less than three (3) and not more than such number in excess thereof as the Board by resolution may from time to time determine. Any one or more vacancies in the Board not filled at any general meeting shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any person to be a Director so as to fill a casual vacancy. A Director so appointed shall hold office only until the next following annual general meeting. If not reappointed at such annual general meeting, he shall vacate office at the conclusion thereof.

114.

Prior to the closing of a Business Combination, the Company may by majority Resolution of the holders of the Class B Shares appoint any person to be a Director or may by majority Resolution of the holders of the Class B Shares remove any Director. For the avoidance of doubt, prior to the closing of a Business Combination, holders of Class A Shares shall have no right to vote on the appointment or removal of any Director.

115.	After the closing of a Business Combination, the Company may by Resolution appoint any person to be a Director or may by Resolution remove any Director.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

116.	The office of a Director shall ipso facto be vacated if the Director:

(a)	resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board; or

(b)	becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Directors resolve that his office is vacated; or

(c)	becomes bankrupt under the laws of any country or makes any arrangement or composition with his creditors generally; or

(d)	is prohibited by law from being a Director or, in the case of a corporate Director, is otherwise unable to carry on or transact business; or

(e)	ceases to be a Director by virtue of Applicable Law or these Bye-Laws or is removed from office pursuant to these Bye-Laws; or

(f)

shall for more than six (6) consecutive months have been absent without permission of the Board from meetings of the Board held during that period and his Alternate Director (if any) shall not during such period have attended in his stead and the Board resolves that his office be vacated.

117.	The provisions of section 93 of the Companies Act 1981 of Bermuda shall not apply to the Company.

ALTERNATE DIRECTORS

118.

Any Director (other than an Alternate Director) may appoint any other Director, or any other person approved by resolution of the Board and willing to act, to be an Alternate Director and may remove from office an Alternate Director so appointed by him. Any appointment or removal of an Alternate Director by a Director shall be effected by delivery of a written notice of appointment or removal to the Secretary at the Registered Office, signed by such Director, and such notice shall be effective immediately upon receipt or on any later date specified in that notice. Any Alternate Director may also be removed by resolution of the Board. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

119.	An Alternate Director shall cease to be an Alternate Director:

(a)

if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment;

(b)	on the happening of any event which, if he were a Director, would cause him to vacate his office as Director;

(c)	if he is removed from office pursuant to Bye-Law 118; or

(d)	if he resigns his office by notice to the Company.

120.

An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

121.

Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate. In any event, any decision of any transaction of the business of the Company which is a Disqualified Decision shall be invalid and not binding on the Company.

DIRECTORS’ INTERESTS

122.

A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

123.

A Director may act by himself or his firm in a professional capacity for the Company (other than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

124.

Subject to the provisions of Applicable Law, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

125.

So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by Applicable Law, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

126.

Subject to Applicable Law and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

127.

For the purposes of these Bye-Laws, without limiting the generality of the foregoing, a Director is deemed to have an interest in a transaction or arrangement with the Company if he is the holder of or beneficially interested in 10 per cent or more of any class of the equity share capital of any body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate with which the Company is proposing to enter into a transaction or arrangement, provided that there shall be disregarded any shares held by such Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the Director is only interested as a unit holder. For the purposes of this Bye-Law, an interest of a person who is connected with a Director shall be treated as an interest of the Director.

POWERS AND DUTIES OF THE BOARD

128.

Subject to the provisions of Applicable Law and these Bye-Laws, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws shall invalidate any prior act of the Board which would have been valid if that alteration had not been made . A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board. However, for the avoidance of doubt, any decision of:

(a)	any meeting of the Board at which the majority of Directors (including any Alternate Directors) are present are in the UK, Spain or Norway;

(b)	any meeting of the Board at which the appointed chairman of the meeting is present in the UK, Spain or Norway;

(c)	any Director (including any Alternate Director) acting alone on behalf of the Company while being present in the UK, Spain or Norway;

(d)

any resolution of the Directors (including any Alternate Directors) in writing which is signed by a majority of Directors present in the UK, Spain or Norway at the time of signing or in respect of which the final signature is given by a Director present in the UK, Spain or Norway at the time of signing; or

(e)

any person or persons (as the case may be) to whom powers have been delegated by the Directors (including but not limited to any person or persons appointed under Bye-laws 133 to 135) if the decision would fall within paragraphs (a) to (d) above (assuming that any reference to “Director” or “Directors” within those paragraphs is a reference to the relevant person or persons for the purposes of this paragraph (e)),

(each such decision, a “Disqualified Decision”), shall be invalid and not binding on the Company.

129.	Subject to Bye-Law 128 above, the Board may exercise all the powers of the Company except those powers that are required by Applicable Law or these Bye-Laws to be exercised by the Shareholders.

FEES, GRATUITIES AND PENSIONS

130.

The ordinary remuneration of the Directors office for their services (excluding amounts payable under any other provision of these Bye-Laws) shall be determined by Board and each such Director shall be paid a fee (which shall be deemed to accrue from day-to-day) at such rate as may from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses for attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

131.

In addition to its powers under Bye-Law 130 the Board may (by establishment of or maintenance of schemes or otherwise) provide additional benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

132.

No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to this Bye-Law and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

DELEGATION OF THE BOARD’S POWERS

133.

The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company.

134.

The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 135, other person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

135.

When required under the requirements from time to time of any stock exchange on which the shares of the Company are listed, the Board shall appoint an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee in accordance with the requirements of such stock exchange. The Board also may delegate any of its powers, authorities and discretions to any other committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

136.

Any delegation of power under Bye-Laws 133 to 135 shall only be valid if the respective Director, Officer, committee, or appointed attorney (or attorneys) acts on behalf of the Company in accordance with the provisions made for transacting of the business of the Company by the Directors in these Bye-Laws (in particular Bye-Laws 128 and 145) and in any event, any decision of any transaction of the business of the Company which is a Disqualified Decision shall be invalid and not binding on the Company.

PROCEEDINGS OF THE BOARD

137.

The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

138.

Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

139.

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2) persons. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and, subject to Bye-Laws 128 and 150, be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present. In any event, any decision of any transaction of the business of the Company which is a Disqualified Decision shall be invalid and not binding on the Company.

140.

A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of Applicable Law and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

141.

The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at and to receive minutes of all meetings of the Board.

142.

So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting. In any event, any decision of any transaction of the business of the Company which is a Disqualified Decision shall be invalid and not binding on the Company.

143.

The Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or if the chairman is not willing to act as chairman, or if the chairman is present in the UK, Spain or Norway, the Directors present may choose one of their number to be chairman of the meeting so long as the appointed chairman of the meeting is not present in the UK, Spain or Norway. In any event, any decision of any transaction of the business of the Company which is a Disqualified Decision shall be invalid and not binding on the Company.

144.

The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board. In any event, any decision of any transaction of the business of the Company which is a Disqualified Decision shall be invalid and not binding on the Company.

145.	If any Director who is present in the UK, Spain or Norway participates in a meeting of the Board, then:

(a)	the chairman of the meeting of the Board must not be present in the UK, Spain or Norway;

(b)	the agenda and minutes of the meeting should confirm that the meeting of the Board is for discussion and informational purposes only; and

(c)	a resolution in writing shall be circulated upon adjournment of the meeting of the Board for execution by the Directors in accordance with Bye-Law 146 below.

146.

Subject to Bye-Laws 128 and 145, a resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by an Alternate Director, as provided for in these Bye-Laws or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned. In any event, any decision of any transaction of the business of the Company which is a Disqualified Decision shall be invalid and not binding on the Company.

147.

A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting are physically assembled, or, if there is no such group, where the chairman of the meeting then is. In any event, any decision of any transaction of the business of the Company which is a Disqualified Decision shall be invalid and not binding on the Company.

148.

Except in relation to a Disqualified Decision (see Bye-Law 128), all acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

149.

The Company may by Resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Bye-Laws prohibiting a Director from voting at a meeting of the Board or of a committee of the Board, or ratify any transaction not duly authorised by reason of a contravention of any such provisions.

150.

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two (2) or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the provisions of Bye-Law 140) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

151.

If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the interests of the chairman have not been fairly disclosed.

OFFICERS

152.

The Officers of the Company, who may or may not be Directors, may be appointed by the Board at any time, subject to Bye-Laws 128 and 150. Any person appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in Applicable Law or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board. In any event, any decision of any transaction of the business of the Company which is a Disqualified Decision shall be invalid and not binding on the Company.

153.

Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such cesser. A Director appointed to an executive office shall not ipso facto cease to be a Director if his appointment to such executive office terminates.

154.

The emoluments of any Director holding executive office for his services as such shall be determined by the Board, and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership or any such scheme or fund.

155.	Save as otherwise provided, the provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

MINUTES

156.	The Board shall cause minutes to be made and books kept for the purpose of recording:

(a)	all appointments of Officers made by the Board;

(b)	the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

(c)	all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders.

157.

Shareholders shall only be entitled to see the register of Directors and Officers, the Register, the financial information provided for in Bye-Law 178 and the minutes of meetings of the Shareholders of the Company.

SECRETARY AND RESIDENT REPRESENTATIVE

158.

The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by Applicable Law together with such other duties as shall from time to time be prescribed by the Board.

159.

A provision of Applicable Law or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

160.

The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

161.	Any document required to be under seal or executed as a deed on behalf of the Company may be

(a)	executed under the Seal in accordance with these Bye-Laws; or

(b)	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

162.

The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

(a)	a Director; or

(b)	the Secretary; or

(c)	any one person authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

163.

The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Laws 171 and 172, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

164.	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)

all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

(b)

dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

165.

The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

166.	No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

167.

Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

168.

Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

169.

The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

RESERVES

170.

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

171.

The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

172.

Where any difficulty arises in regard to any distribution under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

173.

Notwithstanding any other provisions of these Bye-Laws, the Company may fix by Resolution, or the Board may fix, any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting. Any such record date may be on or at any time not more than sixty (60) days before any date on which such dividend, distribution, allotment or issue is declared, paid or made or not more than sixty (60) days nor less than ten (10) days before the date of any such meetings.

174.

In relation to any general meeting of the Company or of any class of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (record date) which is not more than sixty (60) days before the date fixed for the meeting (meeting date) and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

(a)

each person entered in the Register at the record date as a Shareholder, or a Shareholder of the relevant class, (record date holder) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in his name at the record date;

(b)	as regards any shares, or shares of the relevant class, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date

(relevant shares), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

(c)

accordingly, except through his proxy pursuant to Bye-Law 174(b) above, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the relevant shares at that meeting.

175.

The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board’s powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

ACCOUNTING RECORDS

176.

The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with Applicable Law.

177.

The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

178.

A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto in accordance with the requirements of Applicable Law.

AUDIT

179.

Save and to the extent that an audit is waived in the manner permitted by Applicable Law, Auditors shall be appointed and their duties regulated in accordance with Applicable Law, any other applicable law and such requirements not inconsistent with Applicable Law as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

180.

Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 178) may be sent to, served on or delivered to any Shareholder by the Company

(a)	personally;

(b)	sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register;

(c)	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

(d)

where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an Electronic Record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

(e)

by publication of an Electronic Record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 180(a), 180(b), 180(c) or 180(d) of this Bye-Law, in accordance with Applicable Law.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

181.	Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company

(a)	if sent by personal delivery, at the time of delivery;

(b)	if sent by post, forty-eight (48) hours after it was put in the post;

(c)	if sent by courier or facsimile, twenty-four (24) hours after sending;

(d)	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an Electronic Record by electronic means, twelve (12) hours after sending; or

(e)	if published as an Electronic Record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with Applicable Law and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an Electronic Record by electronic means, as the case may be, in accordance with these Bye-Laws.

182.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-Laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

183.

If any time, by reason of the suspension or curtailment of postal services within Bermuda or any other territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper published in the territory concerned and such notice shall be deemed to have been duly served on each person entitled to receive it in that territory on the day, or on the first day, on which the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least five (5) clear days before the meeting the posting of notices to addresses throughout that territory again becomes practicable.

184.

Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, Alternate Director or Resident Representative pursuant to these Bye-Laws.

DESTRUCTION OF DOCUMENTS

185.

The Company shall be entitled to destroy all instruments of transfer of shares which have been registered and all other documents on the basis of which any entry is made in the register at any time after the expiration of six (6) years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two (2) years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one (1) year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)

nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-Law; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

UNTRACED SHAREHOLDERS

186.

The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a Shareholder or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:

(a)	during a period of six (6) years, no dividend in respect of those shares has been claimed and at least three (3) cash dividends have become payable on the share in question;

(b)

on or after expiry of that period of six (6) years, the Company has inserted an advertisement in a newspaper circulating in the area of the last registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these Bye-Laws and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares:

(c)

during that period of six (6) years and the period of three (3) months following the publication of such advertisement, the Company has not received any communication from such Shareholder or person entitled by transmission; and

(d)

if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

187.

If during any six (6) year period referred to in Bye-Law 186 above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-Law (other than the requirement that they be in issue for six (6) years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

188.

To give effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

189.

The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit.

WINDING UP

190.

Subject to the Business Combination Bye-Law, if the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by Applicable Law, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY AND INSURANCE

191.

Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defence costs incurred in defending any legal proceedings whether civil or criminal and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-Law shall extend to cover an Indemnified Person’s actual fraud, dishonesty, wilful default, or wilful neglect or to any matter which would render it void pursuant to Applicable Law.

192.	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

193.

To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

194.

Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company PROVIDED HOWEVER that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

195.

The Company shall advance moneys to any Indemnified Person for the costs, charges, and expenses incurred by the Indemnified Person in defending any civil or criminal proceedings against them, on condition and receipt of an undertaking in a form satisfactory to the Company that of the Indemnified Person shall repay such portion of the advance attributable to any claim of fraud or dishonesty if such a claim is proved against the Indemnified Person PROVIDED THAT no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

(a)	by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

(b)	in the case such a meeting cannot be constituted by lack of a disinterested quorum, by independent legal counsel in a written opinion; or

(c)	by a majority vote of the Shareholders.

196.

Without prejudice to the provisions of this Bye-Law, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

AMALGAMATION AND MERGER

197.	Any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other company, wherever incorporated, shall require the approval of:

(a)	the Board, by resolution adopted by a majority of Directors then in office, and

(b)	the Shareholders, by resolution passed by a majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 81.

CONTINUATION

198.	Subject to Applicable Law, the Company may with the approval of:

(a)	the Board, by resolution adopted by a majority of Directors then in office, and

(b)	the Shareholders by resolution passed by a majority of votes cast at the general meeting,

approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.

ALTERATION OF BYE-LAWS

199.

Subject to Bye-Law 200, these Bye-Laws may be revoked or amended only by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on that resolution, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the Shareholders by Resolution passed by at least two-thirds of votes cast.

200.

Where the Board has, by a resolution passed by a majority of the Directors then in office and eligible to vote on that resolution, approved a revocation or amendment of Bye-Laws 113 to 115 inclusive, the revocation or amendment will not be effective unless approved at a subsequent general meeting of the Company by the Shareholders by Resolution passed by at least 90% of votes cast.

BUSINESS COMBINATION

201.	Business Combination

Notwithstanding any other provision of these Bye-Laws, this Bye-Law shall apply during the period commencing upon the adoption of these Bye-Laws and terminating upon the first to occur of the consummation of a Business Combination and the full distribution of the Trust Account pursuant to this Bye-Law. In the event of a conflict between this Bye-Law and any other Bye-Law, the provisions of this Bye-Law shall prevail.

201.1	Redemption Rights

(a)	Prior to the consummation of a Business Combination, the Company:

(i)	may submit such Business Combination to its Shareholders for approval; and

(ii)

shall provide all holders of Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of such Business Combination pursuant to, and subject to the limitations of, Bye-Laws 201.1(a) and 201.1(c) (such rights of such holders to have their Public Shares redeemed pursuant to such Bye-Laws, Redemption Rights) for cash equal to the applicable Redemption Price, provided, however, that the Company shall not redeem Public Shares to the extent that such redemption would result in the Company’s failure to either (i) have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (or any successor rule)) of at least $5,000,001 or (ii) comply with any greater net tangible asset or cash requirement which may be contained in the agreement relating to a Business Combination upon consummation of such Business Combination (such limitation, Redemption Limitation).

(b)

If the Company initiates any tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act in connection with a proposed Business Combination, it shall file tender offer documents with the Securities and Exchange Commission prior to completing such Business Combination which contain substantially the same financial and other information about such Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act. If, alternatively, the Company holds a general meeting to approve a proposed Business Combination, the Company will conduct any redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, and not pursuant to the tender offer rules, and file proxy materials with the Securities and Exchange Commission.

(c)

If the Company offers to redeem the Public Shares in conjunction with a shareholder vote on a Business Combination pursuant to a proxy solicitation, a holder of Public Shares, together with any Affiliate of such Shareholder or any other person with whom such Shareholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 15% of the Public Shares without the prior consent of the Company.

(d)

At a general meeting called for the purposes of approving a Business Combination pursuant to this Bye-Law, in the event that such Business Combination is approved by Resolution of a majority of the votes attached to share voted at such general meeting (or such higher approval threshold as required by Applicable Law), the Company shall be authorised to consummate such Business Combination, provided that the Company shall not consummate such Business Combination unless the Company has complied with the Redemption Limitation.

(e)

A Shareholder may not withdraw a Redemption Notice following the deadline for such Redemption Notice unless the Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part).

(f)	In the event that any amendment is made to these Bye-Laws:

(i)

to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100 per cent of the Public Shares if the Company does not consummate a Business Combination within 18 months from the consummation of the IPO; or

(ii)	with respect to any other provision relating to Shareholders’ rights or pre-Business Combination activity,

the Company shall provide the holders of Public Shares with the opportunity to redeem their Public Shares upon the approval of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares. The Company’s ability to provide such redemption in this Bye-Law is subject to the Redemption Limitation.

201.2	Business Combination Deadline

In the event that the Company does not consummate a Business Combination by 18 months from the consummation of the IPO, the Company shall:

(a)	cease all operations except for the purpose of winding-up;

(b)

as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to US$100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then Public Shares in issue, which redemption will completely extinguish the rights of the holders of Public Shares as Shareholders (including the right to receive further liquidation distributions, if any); and

(c)

as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Shareholders and the Board, liquidate, wind-up and dissolve, subject in each case, to its obligations under Bermuda law to provide for claims of creditors and the requirements of Applicable Law.

201.3	General

(a)

A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an IPO Redemption, a repurchase of Shares by means of a tender offer pursuant to this Bye-Law, or a distribution of the Trust Account pursuant to this Bye-Law. In no other circumstance shall a holder of Public Shares have any right or interest of any kind in the Trust Account.

(b)

After the issue of Public Shares, and prior to the consummation of a Business Combination, the Company shall not issue additional Shares or any other securities that would entitle the holders thereof to:

(i)	receive funds from the Trust Account; or

(ii)	vote as a class with the Public Shares on a Business Combination.

(c)

The Company shall not consummate a Business Combination with an entity that is Affiliated with any of its Sponsor, Officers, or Director, unless the Company, or a committee of Independent Directors, obtains an an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent accounting firm that such Business Combination is fair to the Company from a financial point of view.

(d)	The Company shall not effectuate a Business Combination solely with another blank check company or a similar company with nominal operations.

BUSINESS OPPORTUNITIES

202.	Business Opportunities

202.1

To the fullest extent permitted by Applicable Law, no individual serving as a Director or an Officer (Management) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other, unless such opportunity is expressly offered to such person solely in their capacity as Management and it is an opportunity that the Company is able to complete on a reasonable basis. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a

Shareholder, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

202.2

To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Bye-Law to be a breach of duty to the Company or its Shareholder, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Bye-Law apply equally to activities conducted in the future and that have been conducted in the past.